Exhibit 99.1

Bancorp 34, Inc.

500 E. 10th Street

Suite 100

Alamogordo, NM 88310

Contact: Jan R. Thiry

EVP/Chief Financial Officer

623.777.0570

BCTF@Bank34.com

FOR IMMEDIATE RELEASE – August 14, 2020

BANCORP 34, INC. ANNOUNCES VOLUNTARY NASDAQ DELISTING,

SEC DEREGISTRATION AND ADOPTION OF STOCK REPURCHASE PROGRAM

Alamogordo, NM – August 14, 2020 – Bancorp 34, Inc. (the “Company”) (NASDAQ: BCTF), the holding company for Bank 34, announced today that it has notified the NASDAQ Stock Market of the Company’s intent to voluntarily delist its common stock from the NASDAQ Capital Market. The Company further intends to withdraw the registration of its common stock with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company has adopted a stock repurchase program for a total purchase price not to exceed $600,000.

DELISTING AND DEREGISTRATION

The Company intends to file a Form 25 with the SEC to remove its common stock from listing on the NASDAQ Capital Market and to deregister its stock under Section 12(b) of the Exchange Act on or about August 25, 2020. The Company expects the last trading day of its shares of common stock on the NASDAQ Capital Market will be on or about August 25, 2020.

The Company intends to file a Form 15 with the SEC on or about September 4, 2020 to terminate the registration of its common stock under section 12(g) of the Exchange Act. The obligation of the Company to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, will be suspended immediately upon filing of the Form 15. Once the Form 15 is effective, which is expected to occur within 90 days of filing, the Company will no longer be a public reporting company and its obligations to file proxy materials and other reports with the SEC will also be suspended. The Company has applied to have its shares quoted on the OTCQB Market following NASDAQ delisting.

As a savings and loan holding company, the Company is eligible to deregister with the SEC because it has fewer than 1,200 shareholders of record. The decision of the Company’s board of directors to delist and deregister its common stock was based on numerous factors, including the significant cost savings of no longer filing periodic reports with the SEC, as well as reductions in accounting fees, legal fees and other costs. The Company’s financial statements will continue to be audited by an independent accounting firm and the Company intends to publish quarterly and annual financial information via press releases or by postings on Bank 34’s website (www.bank34online.com). Bank 34 will continue to report detailed quarterly financial results to its primary federal regulator, which are publicly available on the FDIC’s website (www.fdic.gov).

STOCK REPURCHASE

The Board of Directors has adopted a stock repurchase program.  Under the repurchase program, the Company may repurchase common stock for a total purchase cost not to exceed $600,000.  Repurchases will be made consistent with the Company’s trading policies. The timing and amount of share repurchases under the repurchase program may be suspended, terminated or modified by the Company at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The Company is not obligated to repurchase any particular number of shares or any shares in any specific time period.

About the Company

Bancorp 34, Inc. is the holding company for Bank 34. Bank 34 has four full-service community bank branches, one each in Otero and Dona Ana Counties in the cities of Alamogordo and Las Cruces in southern New Mexico and two in Maricopa County, Arizona in the cities of Scottsdale and Peoria. At June 30, 2020, the Company had consolidated assets of $458.0 million and stockholders’ equity of $45.6 million.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, the effects of any health pandemic, regulatory considerations, competition and the other risks described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under federal securities laws.